UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 13, 2011

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On July 13, 2011, the Board of Directors (the "Board") of The Jones Group Inc. ("Jones") increased the number of directors from eight to 11 and elected John D. Demsey, Jeffrey D. Nuechterlein and Ann Marie Wilkins as new directors.  Mr. Demsey has been appointed to serve on the Board's Compensation Committee, Mr. Nuechterlein has been appointed to serve on the Board's Audit Committee, and Ms. Wilkins has been appointed to serve on the Board's Nominating/Corporate Governance Committee.  They will participate in Jones' standard non-management director compensation program, which is described in Jones' most recent proxy statement, filed with the Securities and Exchange Commission on April 15, 2011, under the caption, "Corporate Governance - Director Compensation and Stock Ownership Guidelines," which portion of such proxy statement is incorporated herein by reference.

Jones issued a press release on July 13, 2011 announcing the election of Mr. Demsey, Mr. Nuechterlein and Ms. Wilkins, which is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: July 13, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated July 13, 2011.